As Filed with the Securities and Exchange Commission on January 21, 2005

Registration No. 33-96330

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3

on

FORM S-1

TO

FORM SB-2

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SSI SURGICAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	7389	11-2621408
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

5776 Hoffner Avenue, Suite 200

Orlando, Florida 32822

(407) 249-1946

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Christopher E. Tihansky

President and Chief Executive Officer

SSI Surgical Services, Inc.

5776 Hoffner Avenue, Suite 200

Orlando, Florida 32822

(407) 249-1946

(Name, Address Including Zip Code, and Telephone Number, Including

Area Code, of Agent For Service)

This post-effective amendment de-registers all shares of common stock registered hereunder and remaining unsold as of the date hereof.

(Approximate Date of Commencement of Proposed Sale to the Public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DE-REGISTRATION OF SHARES

This post-effective amendment relates to our registration statement on Form SB-2 (registration no. 33-96330), as most recently amended by a post-effective amendment filed with the Securities and Exchange Commission on May 11, 1998 (the “Registration Statement”). Our name at that time was Medical Sterilization, Inc. The Registration Statement registered the offering, by the selling shareholders named therein, of up to 4,349,792 shares of our common stock, $0.01 par value per share, including (i) up to 805,000 shares reserved for issuance upon exercise of then outstanding options under our 1994 Stock Option Plan, (ii) up to 355,000 shares reserved for issuance upon the exercise of certain then outstanding warrants, (iii) up to 687,500 shares reserved for issuance upon the conversion of then outstanding shares of our Series B Convertible Preferred Stock, (iv) up to 1,945,625 shares reserved for issuance upon the conversion of then outstanding shares of our Series C Convertible Preferred Stock, and (v) up to 556,667 shares then held by certain of the selling shareholders. As stated in the Registration Statement, we had no obligation to the selling shareholders to maintain the effectiveness of the Registration Statement beyond the date that was nine months after the date of the prospectus included therein.

The Registration Statement contained our undertaking to remove from registration, by means of a post-effective amendment, any of the securities registered thereunder that remained unsold at the termination of the offering. Accordingly, the Registration Statement is hereby amended to remove from registration all shares of common stock originally registered thereunder that were not sold by the selling shareholders thereunder.

Signature

Pursuant to the requirements of the Securities Act of 1933, and in accordance with Rule 478(a)(4) thereunder, the registrant has duly caused this Post-Effective Amendment No. 3 on Form S-1 to Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on the 21st day of January, 2005.

SSI SURGICAL SERVICES, INC.

By:	/s/ CHRISTOPHER E. TIHANSKY
Christopher E. Tihansky Chief Executive Officer and President

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